Exhibit 99.1

FOR IMMEDIATE RELEASE

Group 1 Automotive Board Approves Share Repurchase Authorization & Announces Quarterly Cash Dividend

▪	Increases Share Repurchase Authorization
▪	Increases Quarterly Cash Dividend

HOUSTON, TX, February 16, 2022 - Group 1 Automotive, Inc. (NYSE: GPI) (“Group 1” or the “Company”), an international, Fortune 300 automotive retailer with 200 dealerships located in the U.S. and U.K., today announced its board of directors increased the Company’s common stock share repurchase authorization by $144.2 million to $200.0 million, and also declared an increased quarterly cash dividend.  Additionally, the Company announced the disposition of two stores.

“We continue to demonstrate strong cash flow and a healthy balance sheet, which will enable significant capital deployment flexibility in 2022, as we look to grow via acquisitions while also returning capital to our shareholders,” said Earl J. Hesterberg, Group 1’s President and Chief Executive Officer.

▪	Share Repurchases & Authorization Increase

The Company announced that its board of directors increased the Company's common stock share repurchase authorization by $144.2 million to $200.0 million.  During February 2022, subsequent to the fourth quarter 2021 earnings call, the Company executed trades to repurchase 107,320 shares at an average price per common share of $172.00, for a total of $18.5 million.  Purchases may be made from time to time, based on market conditions, legal requirements, and other corporate considerations, in the open market or in privately negotiated transactions.  The Company expects that any repurchase of shares will be funded by cash from operations.  Repurchased shares will be held in treasury.

▪	Quarterly Cash Dividend Increase

Group 1’s board of directors also declared a cash dividend of $0.36 per share for the fourth quarter of 2021.  The dividend represents an increase of 2.9%, or $0.01 per share, from the third quarter of 2021, and will be payable on March 15, 2022, to stockholders of record as of March 1, 2022.

▪	Corporate Development

The Company also announced the disposition of one Honda and one Toyota dealership in the New England area. These stores generated approximately $125 million in trailing-twelve-month revenues.

In November 2021, the Company announced the pending sale of its Brazilian operations, which is expected to close in the second quarter of 2022.

ABOUT GROUP 1 AUTOMOTIVE, INC.

Group 1 owns and operates 200 automotive dealerships, 266 franchises, and 45 collision centers in the United States and the United Kingdom that offer 34 brands of automobiles. Through its dealerships, the Company sells new and used cars and light trucks; arranges related vehicle financing; sells service contracts; provides automotive maintenance and repair services; and sells vehicle parts.

Group 1 discloses additional information about the Company, its business, and its results of operations at www.group1corp.com, www.group1auto.com, www.group1collision.com, www.acceleride.com, www.facebook.com/group1auto, and www.twitter.com/group1auto.

FORWARD-LOOKING STATEMENTS

This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, which are statements related to future, not past, events and are based on our current expectations and assumptions regarding our business, the economy and other future conditions. In this context, the forward-looking statements often include statements regarding our goals, plans, projections and guidance regarding our financial position, results of operations and business strategy, and often contain words such as "expects," "anticipates," "intends," "plans," "believes," "seeks," "should," "foresee," "may" or "will" and similar expressions. While management believes that these forward-looking statements are reasonable as and when made, there can be no assurance that future developments affecting us will be those that we anticipate. Any such forward-looking statements are not assurances of future performance and involve risks and uncertainties that may cause actual results to differ materially from those set forth in the statements. These risks and uncertainties include, among other things, (a) general economic and business conditions, (b) the level of manufacturer incentives, (c) the future regulatory environment, (d) our ability to obtain an inventory of desirable new and used vehicles, (e) our relationship with our automobile manufacturers and the willingness of manufacturers to approve future acquisitions, (f) our cost of financing and the availability of credit for consumers, (g) our ability to complete acquisitions and dispositions and the risks associated therewith, (h) foreign exchange controls and currency fluctuations, (i) the impacts of COVID-19 on our business, (j) the impacts of any potential global recession, (k) our ability to maintain sufficient liquidity to operate, (l) the risk that proposed transactions will not be consummated in a timely manner, and (m) our ability to successfully integrate recent and future acquisitions. For additional information regarding known material factors that could cause our actual results to differ from our projected results, please see our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof. We undertake no obligation to publicly update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events or otherwise.

SOURCE: Group 1 Automotive, Inc.

Investor contacts:

Sheila Roth

Manager, Investor Relations

Group 1 Automotive, Inc.

713-647-5741 | sroth@group1auto.com

Media contacts:

Pete DeLongchamps

Senior Vice President, Manufacturer Relations, Financial Services and Public Affairs

Group 1 Automotive, Inc.

713-647-5770 | pdelongchamps@group1auto.com

or

Clint Woods

Pierpont Communications, Inc.

713-627-2223 | cwoods@piercom.com